Addendum to the Employment Agreement dated June 15, 2020 Fast & Fluid Management Services B.V: Mr. M. Uleman: STRICTLY PERSONAL & CONFIDENTIAL Attn. Mr. M.A. Uleman Banstraat 27 2517 GH The Hague Sassenheim, The Netherlands October 4, 2022 Subject : Addendum to the Employment Agreement Dear Mr. Uleman, Marc, This letter confirms the adjusted terms and conditions as agreed between you and IDEX Corporation on October 4, 2022, regarding your continued employment with IDEX Corporation’s subsidiary Fast & Fluid Management B.V. (the “Company”) in your expanded global leadership role over the Health & Science Technologies Segment. This letter serves as an Addendum to your existing employment agreement executed on June 15, 2020 (the “Employment Agreement”) and confirms the cancellation of the ex-patriate assignment previously contemplated by the parties. 1. In 2020, it was anticipated that you would undertake an ex-patriate assignment to IDEX Corporation in the United States (the “Assignment”). Your terms of employment were adjusted for that purpose and confirmed in the Employment Agreement and the Assignment Confirmation Letter, both executed and dated June 15, 2020 (Annex 1). Because of COVID19 and the company’s business needs, your Assignment did not materialize and is herewith formally cancelled. It is agreed that the terms and conditions reflected in your Assignment Confirmation Letter and all benefits that were applicable to your Assignment will not materialize and are thus cancelled. 2. In the meantime, IDEX Corporation reorganized its operations-leadership structure under two global Segment leaders instead of three. IDEX/the Company have offered you the opportunity to lead the Health & Science Technologies Segment as Senior Vice President, Group Executive Health & Science Technologies (HST), effective October 17, 2022 (the “Commencement Date”). You accepted our offer and agreed to assume this expanded role as per the Commencement Date, reporting directly to President & Chief Executive Officer Eric Ashleman. As a result, your Employment Agreement will be amended as set forth herein. 3. Paragraph 4 of the Employment Agreement shall be amended as follows: • Subparagraph 4.1 is amended to reflect an Annual Salary of €500.000 gross and a Salary of €41,666,67 gross; • Subparagraph 4.3 is amended to provide an MICP target level of incentive compensation of seventy-five percent (75%) of the base Salary; and • Subparagraph 4.4 is amended to reflect eligibility for equity grants consisting of annual awards targeted to have a value of €650.000 gross.

Addendum to the Employment Agreement dated June 15, 2020 Fast & Fluid Management Services B.V: Mr. M. Uleman: All other provisions of Paragraph 4 and its subparagraphs remain as set forth in the Employment Agreement. 4. You acknowledge and accept that your new role is larger in scope and consequently U.S. Securities and Exchange Commission rules may require publication of your Employment Agreement and this Addendum, as well as any other or further agreements pertaining to your terms of employment. 5. Paragraph 3 of the Employment Agreement is amended to add a new article 3.4 stipulating the following provision: In the event of a "Change in Control" of IDEX Corporation (the “Corporation”), as defined herein, that results in your termination from service within twenty-four (24) months of the Change in Control the Company shall be obligated to pay your base Salary at the rate then in effect and your then current target annual bonus (MICP or equivalent pay) for a minimum of twenty-four (24) months following the date of termination (for a total payment of two (2) times both base Salary and target annual bonus) (the “Change of Control Arrangement”). For purposes of this provision, A “Change in Control” means the occurrence of (i) any transaction or series of transactions which within a 12-month period constitute a change of management or control where (A) at least 51 percent of the then outstanding shares of common stock are (for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof) redeemed by the Corporation or purchased by any person(s), firm(s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Corporation, or any combination of such redemption, purchase or exchange, or (B) at least 51 percent of the Corporation’s assets are purchased by any person(s), firm(s) or entity(ies) whether or not affiliated with the Corporation for cash, property (including, without limitation, stock in any corporation) or indebtedness or any combination thereof, or (C) the Corporation is merged or consolidated with another corporation regardless of whether the Corporation is the survivor (except any such transaction solely for the purpose of changing the Corporation’s domicile or which does not change the ultimate beneficial ownership of the equity interests in the Corporation), or (ii) any substantial equivalent of any such redemption, purchase, exchange, change, transaction or series of transactions, acquisition, merger or consolidation constituting such a change of management or control. For purposes hereof, the term “control” shall have the meaning ascribed thereto under the Securities Exchange Act of 1934, as amended and the regulations thereunder, and the term “management” shall mean the Chief Executive Officer of the Corporation. For purposes of clause (i)(B) above or as appropriate for purposes of clause (ii) above, the Corporation shall be deemed to include on a consolidated basis all subsidiaries and other affiliated corporations or other entities with the same effect as if they were divisions. Notwithstanding the foregoing, and only to the extent necessary to comply with Section 409A, a “Change of Control” will have occurred only if, in addition to the requirements set above, the event constitutes a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, within the meaning of guidance issued by the Secretary of the Treasury under Section 409A of the Code. 6. The Contractual Severance as defined in article 3.2 of the Employment Agreement is not payable in case of a Change of Control, thus there is no accumulation of the Contractual Severance and the Change of Control Arrangement. 7. The Contractual Severance and the Change of Control Arrangement are executed in accordance with local tax laws as applicable from time to time, at no extra cost or levies for IDEX/the Company.

Addendum to the Employment Agreement dated June 15, 2020 Fast & Fluid Management Services B.V: Mr. M. Uleman: 8. The payment of the Contractual Severance or the Change of Control Arrangement will not be applicable in the event of your voluntary termination of your Employment Agreement. 9. Sub paragraphs 3.2.1, 3.2.2, 3.2.3, 3.2.4, 3.2.5, and paragraph 3.3 in the Employment Agreement remain applicable to the Contractual Severance and shall also apply to the Change of Control Arrangement. 10. It is agreed that all other terms and conditions (including all restrictive (post)contractual covenants) as stipulated in your Employment Agreement and the Confidential Information, Work Product & Restrictive Covenant Agreement shall continue to apply to you in your role as SVP, Group Executive Health & Science Technologies including the penalty clause in Article 11 of the Employment Agreement. We kindly request that you counter sign this letter in acknowledgement of the accurate reflection of the above terms and your agreement thereto. Sincerely, Fast & Fluid Management Services B.V. Lisa Anderson General Counsel of IDEX Corporation and Proxy Holder of FFM Confirmation of Acceptance _______________________________ Mr. Marc Uleman Date : ____________________2022 October 6